Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D (and any amendments thereto) with respect to the Class I Shares owned by each of them, of Monachil Credit Income Fund, a Delaware statutory trust. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

[Signature Page Follows]

IN WITNES WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 15th day of November, 2023.

Date: November 15, 2023	ANHOLT INVESTMENTS LTD.

	By:	/s/ Cora Lee Starzomski
Director

Date: November 15, 2023	PITT’S BAY 18 PARTNERS, L.P.

By: Pitt’s Bay 18 Blocker, Ltd., its limited partner

By: Navco Management, Ltd. Its general partner

	By:	/s/ Cora Lee Starzomski
Director

Date: November 15, 2023	PITT’S BAY 18 BLOCKER LTD

	By:	/s/ Cora Lee Starzomski
Director

Date: November 15, 2023	NAVCO MANAGEMENT, LTD.

	By:	/s/ Cora Lee Starzomski
Director

Date: November 15, 2023	PATH SPIRIT LIMITED

	By:	/s/ Poul Karlshoej
Director